UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

IHEARTCOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-09645	74-1787539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road, Suite 100

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Indenture Governing 8.75% Senior Notes Due 2020

On December 16, 2015, Clear Channel International B.V. (“Clear Channel International”), an indirect subsidiary of iHeartCommunications, Inc. (the “Company”), issued $225.0 million in aggregate principal amount of 8.75% Senior Notes due 2020 (the “Notes”). The Notes were issued under an indenture, dated as of December 16, 2015 (the “Indenture”), among Clear Channel International, the Guarantors (as defined below), and U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent (the “Trustee”). The Notes mature on December 15, 2020 and bear interest at a rate of 8.75% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2016.

The Notes are guaranteed by certain of Clear Channel International’s existing and future subsidiaries (collectively, the “Guarantors”). The Company will not guarantee or otherwise assume any liability for the Notes. The Notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of Clear Channel International, and the guarantees of the Notes are senior unsecured obligations that rank pari passu in right of payment to all unsubordinated indebtedness of the Guarantors.

Clear Channel International may redeem the Notes at its option, in whole or part, at any time prior to December 15, 2017, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. Clear Channel International may redeem the Notes, in whole or in part, on or after December 15, 2017, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before December 15, 2017, Clear Channel International may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit Clear Channel International’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) create liens on assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell substantially all of Clear Channel International’s assets.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Subordination Agreement

On December 16, 2015, in connection with the issuance of the Notes, Clear Channel International, the Guarantors and the Trustee entered into a subordination agreement (the “Subordination Agreement”) with certain indirect subsidiaries of the Company that are lenders (the “Intercompany Creditors”) under certain intercompany notes payable by Clear Channel International and certain of the Guarantors. Pursuant to the Subordination Agreement, the Intercompany Creditors expressly agreed that the intercompany notes payable will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordination Agreement, to all obligations under the Notes until such obligations have been paid in full in cash.

The Subordination Agreement provides, among other things, that in the event of any insolvency proceeding, the holders of the Notes will be entitled to receive payment in full in cash of the obligations thereunder before any Intercompany Creditor is entitled to receive any payment of all or any of the intercompany notes payable. Pursuant to the Subordination Agreement, if (i) any event of default under the Indenture related to a bankruptcy filing or a payment default shall have occurred and be continuing or (ii) any judicial proceeding shall be pending with respect to any event of default, then no payment or distribution of any kind or character may be made by or on behalf of Clear Channel International or any Guarantor for or on account of any intercompany note payable, and no Intercompany Creditor may take or receive from Clear Channel International or any Guarantor payment of all or any of the intercompany note payable, unless and until (x) the obligations under the Notes have been paid in full in cash or (y) such event of default shall have been cured or waived. The same limitations apply in the event any other event of default under the Indenture shall have occurred and be continuing and the Trustee gives written notice thereof to each Intercompany Creditor.

Except as otherwise set forth in the Subordination Agreement, Clear Channel International or any Guarantor will be permitted to pay, and any Intercompany Creditor will be entitled to receive, any payment or prepayment of principal and interest on the intercompany notes payable to the extent not prohibited by the Indenture.

The description of the Subordination Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Subordination Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On December 11, 2015, Clear Channel Outdoor Holdings, Inc. issued a press release announcing the pricing of the offering of the Notes. The Notes were priced at 99.012% of par. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

In connection with the pricing of the Notes, on December 11, 2015, Clear Channel International and the Guarantors entered into a Purchase Agreement with Goldman, Sachs & Co., as initial purchaser, relating to the issuance and sale of the Notes. The Purchase Agreement contained customary representations, warranties and agreements by Clear Channel International and the Guarantors, customary conditions to closing, indemnification obligations of Clear Channel International and the Guarantors, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 16, 2015, among Clear Channel International B.V., the guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent (incorporated by reference to Exhibit 4.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

4.2	Form of 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.2 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

10.1	Subordination Agreement, dated as of December 16, 2015, among Clear Channel International B.V., the guarantors party thereto, U.S. Bank National Association, as trustee, and the subordinated creditors party thereto (incorporated by reference to Exhibit 10.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on 8-K filed on December 16, 2015).

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc., dated December 11, 2015 (incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTCOMMUNICATIONS, INC.

Date: December 16, 2015	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and Assistant Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of December 16, 2015, among Clear Channel International B.V., the guarantors party thereto, and U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent (incorporated by reference to Exhibit 4.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

4.2	Form of 8.75% Senior Notes due 2020 (incorporated by reference to Exhibit 4.2 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

10.1	Subordination Agreement, dated as of December 16, 2015, among Clear Channel International B.V., the guarantors party thereto, U.S. Bank National Association, as trustee, and the subordinated creditors party thereto (incorporated by reference to Exhibit 10.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on 8-K filed on December 16, 2015).

99.1	Press Release issued by Clear Channel Outdoor Holdings, Inc., dated December 11, 2015 (incorporated by reference to Exhibit 99.1 to Clear Channel Outdoor Holdings, Inc.’s Current Report on Form 8-K filed on December 16, 2015).

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